                             SUB-ADVISORY AGREEMENT

     AGREEMENT made as of the _____ day of ______, 2008, by and between MORGAN
STANLEY INVESTMENT ADVISORS INC., a Delaware corporation (hereinafter referred to as the "Adviser"), and MORGAN STANLEY INVESTMENT MANAGEMENT LIMITED, a
company incorporated under the laws of England (hereinafter referred to as the
"Local Manager").

                                   WITNESSETH:

     WHEREAS, Morgan Stanley Series Funds (the "Trust") is a Massachusetts
business trust engaged in business as an open-end management investment company with three separate portfolios (the "Portfolios") and is registered under the
Investment Company Act of 1940, as amended (hereinafter referred to as the
"Investment Company Act"); and

     WHEREAS, the Adviser and the Local Manager are engaged principally in rendering investment advisory services and are registered as investment advisers under the Investment Advisors Act of 1940, as amended; and

     WHEREAS, the Local Manager is regulated by the Financial Services Authority in the United Kingdom; and

     WHEREAS, the Adviser has entered into an investment advisory agreement (the
"Advisory Agreement") with the Trust dated November 1, 2004, as amended on
November 29,2007, pursuant to which the Adviser provides management and investment and advisory services to the Portfolios; and

     WHEREAS, Morgan Stanley Commodities Alpha Fund (Cayman), Ltd. (the
"Subsidiary") has been established to act as a trading subsidiary of Morgan
Stanley Commodities Alpha Fund, a Portfolio that wholly owns and controls the
Subsidiary and will be the sole shareholder of the Subsidiary (the "Fund"). The
Subsidiary's portfolio will be managed by the Adviser and Local Manager subject to the same investment restrictions and operational guidelines that apply to the management of the Fund under the Advisory Agreement; and

     WHEREAS, the Local Manager is willing to provide investment advisory services to the Adviser in connection with the operations of the Fund and the
Subsidiary on the terms and conditions hereinafter set forth and including the terms and conditions contained in the Annex to this Agreement;

     NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Local Manager and the Adviser hereby agree as follows:

                                    ARTICLE I

                           Duties of the Local Manager

     The Adviser hereby employs the Local Manager to act as discretionary investment manager to the Adviser and to furnish the investment management services described below, subject to the broad supervision of the Adviser, the
Board of Trustees of the Trust (the "Board of Trustees" or the "Trustees") and
the directors of the Subsidiary (the "Directors"), for the period and on the terms and conditions set forth in this Agreement. The Local Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The
Adviser and its affiliates shall

for all purposes herein be deemed an Intermediate Customer as defined under the rules and guidance promulgated by the Financial Services Authority (hereinafter referred to as the "FSA Rules"). The Local Manager and its affiliates shall for all purposes herein each be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund or the Subsidiary in any way or otherwise be deemed an agent of the Fund or the Subsidiary.

     The Local Manager shall have full discretion, power and authority on behalf of the Fund and the Subsidiary to buy, sell, retain, exchange or otherwise deal in investments and other assets, make deposits, subscribe to issues and offers for sale and accept placings of any investments, enter into foreign currency transactions on a spot or forward basis, effect transactions on any markets, take all day to day decisions and otherwise act as the Local Manager judges appropriate in relation to the investment and reinvestment of the portfolio of assets of the Fund and the Subsidiary. This includes performing all acts and executing all documents which the Local Manager reasonably considers incidental thereto, including (without limitation) power to execute and deliver all applications, requests, or claims for refund, reduction, repayment or credit of, or exemption or relief from, any withholding tax or similar taxes in any jurisdiction in which such applications, requests or claims may be made. Subject to guidelines adopted by the Fund and the Subsidiary, the Local Manager shall also make recommendations or take action as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the portfolio of assets of the Fund and Subsidiary shall be exercised. All of the foregoing is subject always to the restrictions of the Declaration of Trust and By-Laws of the Trust, as they may be amended and/or restated from time to time and as provided to the Local Manager, the provisions of the Investment
Company Act and the statements relating to the Fund's and the Subsidiary's investment objective(s), investment policies and investment restrictions as the same are set forth in the then-currently effective prospectus and statement of additional information relating to the shares of the Fund under the Securities
Act of 1933, as amended (the "Prospectus" and "Statement of Additional
Information", respectively), as well as to the supervision of the Adviser, the
Board of Trustees and the Directors.

     The Local Manager will not hold money on behalf of the Adviser, the Fund or the Subsidiary, nor will the Local Manager be the registered holder of the registered investments of the Adviser, the Fund or the Subsidiary or be the
custodian of documents or other evidence of title.

     The Local Manager may, where reasonable, employ agents (including affiliates) to perform any administrative, dealing or ancillary services required to enable the Local Manager to perform its services under this
Sub-Advisory Agreement.

                                   ARTICLE II

                       Allocation of Charges and Expenses

     The Local Manager assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall at its own expense provide the office space, equipment and facilities which it is obligated to provide under Article I hereof.

                                  ARTICLE III

                        Compensation of the Local Manager

     For the services rendered, the facilities furnished and expenses assumed by the Local Manager, the Adviser shall pay to the Local Manager a fee in an amount to be determined from time to time by the Adviser and the Local Manager, but in no event in excess of the amount that the Adviser actually received for providing services to the Fund and the Subsidiary pursuant to the Advisory
Agreement.

                                   ARTICLE IV

                  Limitation of Liability of the Local Manager

     No warranty is given by the Local Manager as to the performance or profitability of the Fund, the Subsidiary or any part of them.

     If a percentage restriction contained in the Fund's or the Subsidiary's investment objective(s) or investment restrictions (as the same are set forth in the Fund's then-currently effective Prospectus and Statement of Additional
Information) is adhered to at the time of investment, a later change in percentage resulting from a change in values or assets will not constitute a violation of such restriction.

     The Local Manager will not be responsible to the Adviser, the Fund or the
Subsidiary for the solvency, actions or omissions of any counterparty, broker, dealer, market-maker, bank, custodian or sub-custodian, with whom it transacts business on the Adviser's behalf, other than affiliates of the Local Manager.

     Nothing in this Agreement will exclude or restrict any liability which the
Local Manager has under the Financial Services and Markets Act 2000, FSA Rules or Regulatory System (as defined by FSA Rules) in relation to the Adviser and which may not be excluded or restricted thereunder.

     The Local Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of investment advisory services rendered with respect to the
Fund or the Subsidiary, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. The exception in the previous sentence shall apply to each limitation of the Local Manager's liability contained in this Article IV. As used in this Article IV, the Local Manager shall include any affiliates of the Local Manager performing services for the Local Manager contemplated hereby and directors, officers and employees of the Local Manager and such affiliates.

                                   ARTICLE V

                        Activities of the Local Manager

     The services of the Local Manager to the Adviser in connection with the operations of the Fund and the Subsidiary are not to be deemed to be exclusive, the Local Manager and any person controlled by or under common control with the
Local Manager (for purposes of this Article V referred to as "affiliates") being free to render services to others. It is understood that the Trustees and any directors, officers, employees and shareholders of the Fund and the Subsidiary are or may become interested in the Local Manager and its affiliates, as directors, officers, employees and shareholders or otherwise and that directors, officers, employees and shareholders of the Local Manager and its affiliates are or may become similarly interested in the Fund or the Subsidiary, and that the
Local Manager and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI

                   Duration and Termination of this Agreement

     This Agreement shall become effective as of the date first above written and shall remain in force until the date of termination of the Advisory
Agreement (but not later than two years after the date hereof)

and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees and the Directors or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees, the Adviser, or by vote of a majority of the outstanding voting securities of the Fund, or by the Local Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Advisory Agreement. Any termination shall be without prejudice to the completion of transactions already initiated.

                                  ARTICLE VII

                          Amendments to this Agreement

     This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Trustees and the Directors or by the
vote of a majority of outstanding voting securities of the Fund and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII

                          Definitions of Certain Terms

     The terms "vote of a majority of the outstanding voting securities",
"assignment", "affiliated person" and "interested person" used in this
Agreement, shall have the respective meanings specified in the Investment
Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

     This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment
Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                        MORGAN STANLEY INVESTMENT ADVISORS INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MORGAN STANLEY INVESTMENT MANAGEMENT
                                        LIMITED

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             SUB-ADVISORY AGREEMENT

                                      ANNEX

1.   DEALING AND COUNTERPARTIES

1.1  The Local Manager will act in good faith and with due diligence in its choice and use of counterparties. Unless directed by the Adviser, the Fund or the Subsidiary to use a specific counterparty, the Local Manager undertakes to secure Best Execution (as defined in the FSA Rules) of all the Fund's and the Subsidiary's transactions. In securing Best Execution, the Local Manager will take reasonable care to obtain the best available price in accordance with FSA Rules. Subject thereto, the Local Manager may deal on such markets or exchanges and with such counterparties (including any affiliate) as it thinks fit. All transactions will be effected in accordance with the rules and regulations of the relevant market or exchange, and the Local Manager may take all such steps as may be required or permitted by such rules and regulations and/or by appropriate market practice.

1.2  If any counterparty should fail to deliver any necessary documents or to complete any transaction, the Local Manager will take all reasonable steps on behalf of the Adviser, the Fund and/or the Subsidiary (as applicable) to rectify such failure or obtain compensation. The Adviser shall procure that the Fund and/or the Subsidiary (as applicable) pay all reasonable costs and expenses properly incurred by the Local Manager.

1.3  The Local Manager will not enter into soft commission arrangements with brokers.

1.4  The Local Manager may aggregate the Fund's orders with orders of other clients (whether or not connected with the Local Manager). The Adviser is aware and has made the Fund and the Subsidiary aware that the aggregation of the Fund's and the Subsidiary's orders with those of other clients may result in the Fund or the Subsidiary obtaining on some occasions a more favourable price and on others a less favourable price, than if such orders had not been aggregated.

2.   MATERIAL INTERESTS

2.1  The Local Manager and any affiliate may, subject to the limitations of the
     U.S. Investment Company Act of 1940, as amended, and to the overriding principles of suitability and Best Execution and without prior reference to the Adviser, the Fund or the Subsidiary, effect transactions in which the
     Local Manager or affiliate has, directly or indirectly, a material interest or a relationship of any description with another party, which may involve a potential conflict with the Local Manager's duty to the Adviser, the Fund or the Subsidiary. Neither the Local Manager nor any affiliate shall be liable to account to the Adviser, the Fund or the Subsidiary for any profit, commission or remuneration made or received from or by reason of such transactions or any connected transactions nor will the Local
     Manager's fees, unless otherwise provided, be abated. For example, such potential conflicting interests or duties may arise because:

     (a)  any of the Local Manager's or affiliate's directors or employees is a director of, holds or deals in securities of, or is otherwise interested in any company whose securities are held or dealt in on behalf of the Fund or the Subsidiary;

     (b)  the transaction is in the securities of a company for which an affiliate has provided corporate finance advice, underwritten, managed or arranged an issue or offer for sale;

     (c)  the Local Manager deals on behalf of the Fund or the Subsidiary with an affiliate;

     (e)  the Local Manager may effect transactions involving placings and/or new issues with an Affiliate who may be acting as principal or receiving agent's commission. Affiliates may retain any agent's commission or discount or other benefit (including directors' fees)
          that accrues to them; or

     (f)  the transaction is in units or shares of a collective investment scheme (regulated or unregulated) of which the Local Manager or any affiliate is the manager, operator, banker, adviser, custodian or director.

2.2  Nothing in this Agreement shall oblige the Local Manager or any affiliate to accept responsibilities more extensive than those set out in this
     Agreement or shall give rise to any fiduciary or equitable duties which would prevent or hinder any affiliate acting both as market-maker and broker, principal or agent, dealing with other affiliates and other clients and generally effecting transactions as provided above nor from retaining any remuneration received in respect thereof.

3.   RECORDS AND REPORTS

3.1  The Local Manager will keep accurate and detailed records with respect to all receipts, investments, sales, disbursements and other transactions carried out by the Local Manager for the Adviser or with the Fund or the
     Subsidiary.

3.2  All records held pursuant to this clause by the Local Manager shall be open to inspection by the Adviser, the Fund and/or the Subsidiary and the Local
     Manager will provide the Adviser, the Fund and/or the Subsidiary with such access as it itself has to records held by any relevant third party, in each case at reasonable times during business hours and upon the giving of reasonable notice by the Adviser, the Subsidiary and/or the Fund (as applicable).

3.3  The Local Manager shall, not later than 10 working days following the end of each calendar month, furnish to the Adviser a statement showing all transactions that have occurred in the Fund and the Subsidiary and a monthly listing of all investments and cash balances held as of the end of such month.

3.4  The monthly statement will show the cost or amount realised (in the case of any relevant new purchase or sale) and, where available, the current value
     (where applicable) of each investment held in the Fund and the Subsidiary and any income arising on the Fund's and the Subsidiary's account during the relevant calendar month, and will also include a statement showing the measure of the performance of the assets of the Fund and the Subsidiary.
     The basis of all valuations will be as stated in the first monthly statement, unless otherwise agreed.

3.5  The Local Manager will not provide the Adviser with an individual trade confirmation of each portfolio transaction unless the Adviser has specifically requested the Local Manager to do so.

4.   FORCE MAJEURE

     The Local Manager shall not be responsible or liable to the Adviser, the
     Fund or the Subsidiary for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the
     Local Manager shall use reasonable efforts which are consistent with accepted practices in the investment management industry to resume performance as soon as practicable under the circumstances.

5.   COMPLAINTS

     The Local Manager maintains procedures in accordance with FSA Rules for the effective consideration and handling of client complaints. Complaints will be considered promptly by the appropriate supervisory manager who is not personally involved in the subject matter of the complaint. Where appropriate, the complaint will be passed to the Compliance Officer.

6.   CONFIDENTIALITY AND DISCLOSURE

     The Local Manager and the Adviser undertake to keep private and confidential all information acquired in connection with this Agreement, and not to disclose such information to any person except to the extent that:

     (a)  the other party gives prior consent; or

     (b)  the Local Manager is required to disclose the information by the FSA, the Bank of England, the London Stock Exchange or any other recognised investment exchange, the City Panel on Takeovers and Mergers or any other regulatory authority having jurisdiction over the Local Manager or the performance by it of its obligations under this Agreement or by
          English Law; or

     (c)  disclosure to a counterparty to a transaction effected for the Fund or the Subsidiary is required as a condition to such transaction; or

     (d)  disclosure is necessary to enable the Local Manager to perform its obligations under this Agreement.

7.   DATA PROTECTION

7.1  The Local Manager will, in connection with the Sub-Advisory Agreement, comply (where applicable) with the UK Data Protection Act 1998 and other applicable data protection laws and regulations (together, the "Data
     Protection Laws").

7.2  The Adviser will comply (where applicable) with the Data Protection Laws and (where applicable) take all reasonable steps to ensure that it has obtained all necessary consents for the Local Manager to process any personal data for the purposes of the Agreement.